Exhibit 14

Merchants Bancshares, Inc. Merchants Bank Merchants Trust Company Code of Ethics for Senior Financial Officers

This Code of Ethics applies to the President & Chief Executive Officer, Chief Financial Officer and Controller ("Senior Financial Officers") of Merchants Bancshares, Inc., Merchants Bank and Merchants Trust Company (referred to one and all as the "Company"). Its purpose is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of the Company's financial records and the preparation of financial statements filed with the Securities and Exchange Commission ("SEC"). The obligations of this Code of Ethics supplement, but do not replace, the Code of Conduct applicable to all employees.

1. Senior Financial Officers are expected to carry out their responsibilities honestly and with integrity, exercising at all times their best independent judgment.

2.    Senior Financial Officers should avoid, to the extent possible, situations in which their own interests conflict, or may appear to conflict, with the interests of the Company. However, conflicts of interest are sometimes unavoidable and if a Senior Financial Officer finds himself/herself with an actual or apparent material conflict of interest, he/she should promptly disclose it to the Company's General Counsel, who will review the circumstances. If counsel determines that a material conflict does exist, Counsel will refer the matter to the Board of Directors Audit Committee, who shall determine how the situation should be resolved.

3.    Senior Financial Officers are responsible for assuring full, fair, accurate, timely and understandable disclosure of relevant financial information to shareholders and investors. In particular, they are responsible for assuring the Company complies with SEC rules governing disclosure of financial information and for assuring that press releases and communications with investors and securities analysts are fair and accurate. Among other things, Senior Financial officers should:

A.

Establish and maintain internal controls and procedures and disclosure controls and procedures designed to assure that financial information is recorded, processed and transmitted to those responsible for preparing periodic reports and other public communications containing financial information so that they are complete, accurate, and timely;

B.

Carefully review each periodic report for accuracy and completeness before it is filed with the SEC and carefully review each public communication containing financial information before it is released;

C.

Promptly disclose to their superiors, and if necessary to the Audit Committee of the Board of Directors and the Company's independent auditors, any material weaknesses in, or concerns regarding the Company's disclosure controls or internal controls;

D.	Comply at all times with applicable governmental laws, rules and regulations.

4. Senior Financial Officers should promptly bring to the attention of the Audit Committee or the full Board of Directors:
A.	Any matters that could compromise the integrity of the Company's financial reports;

B.	Any disagreement with respect to any material accounting matter and;

C.	Any violation of this Code of Ethics or of any law or regulation related to the Company's accounting or financial affairs.

5.    The Audit Committee of the Board of Directors shall approve any waiver of, or amendment to this Code of Ethics, and any such waiver or amendment shall be disclosed promptly, as required by law or SEC regulation.

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CERTIFICATION

In my role as a Senior Financial Officer of the Company, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability, I will:

1.	Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.	Provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3.	Comply with rules and regulations of federal, state and local governments, and other appropriate private and public regulatory agencies.

4.	Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.

Respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.	Share knowledge and maintain skills important and relevant to my constituents' needs.

7.	Proactively promote ethical behavior as a responsible partner among peers in my work environment.

8.	Achieve responsible use of a control over all assets and resources employed or entrusted to me.

Signed:

Date:

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